                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                                  ECONNECT, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)
                                   eConnect
                      2500 Via Cabrillo Marina, Suite 112
                          San Pedro, California 90731

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON FRIDAY, DECEMBER 28, 2001

                               -----------------

   Notice is hereby given that the Annual Meeting of shareholders of eConnect, a Nevada corporation ("Company") will be held on Friday, December 28, 2001, at the San Pedro Hilton Hotel, located at 2800 Via Cabrillo Marina, San Pedro, California 90731 at 8:00 a.m. for the following purposes:

      1. To elect the following three nominees as Directors of the Company until the next Annual Meeting of shareholders and until their respective successors shall be elected and qualified:

          Thomas S. Hughes, Jack M. Hall, and Laurence B. Donoghue;

      2. To approve the appointment of L.L. Bradford & Company, LLC as the Company's independent auditors for the new fiscal year that commenced on January 1, 2001;

      3. To consider on any other matter that properly may come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on November 1, 2001 are entitled to vote at the meeting or any postponement or adjournment thereof.

   Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy.

                                          By order of the Board of Directors

                                          Jack M. Hall,
                                          Corporate Secretary

December 3, 2001
                                   eConnect
                      2500 Via Cabrillo Marina, Suite 112
                          San Pedro, California 90731

                               -----------------

                                PROXY STATEMENT

                               -----------------

   This Proxy Statement is furnished to shareholders at the direction and on behalf of the Board of Directors of eConnect, a Nevada corporation ("Company"), for the purpose of soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held at the San Pedro Hilton Hotel, located at 2800 Via Cabrillo Marina, San Pedro, California 90731 on Friday, December 28, 2001, at 8:00 a.m. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favor of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by submitting a later dated proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

   Shareholder proposals must be submitted to the Company not later than September 1, 2002, in order to be included in those matters considered at the next Annual Meeting of the Company to be held in December 2002. This Proxy Statement is distributed on behalf of the Company. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks, or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about Monday, December 3, 2001.

                               VOTING SECURITIES

   The record date of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders is the close of business on November 1, 2001. On such date, the Company had issued and outstanding shares of 444,704,757 $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there shall be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of 25% of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker votes will not be counted in determining the presence of a quorum and will not be voted. All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting.

                                STOCK OWNERSHIP

   The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of July 16, 2001 (issued and outstanding) by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of the Company, individually and as a group:

                                                                         Amount of
    Name and Address of Beneficial Owner(1)        Title of Class Beneficial Ownership(2) Percent of Class
    ---------------------------------------        -------------- ----------------------- ----------------
Richard Epstein...................................  Common Stock        68,523,186(3)          20.49%
  12147 Northwest 9th Drive
  Coral Springs, FL 33071
Thomas S. Hughes..................................  Common Stock         8,700,000(4)           2.60%
  2500 Via Cabrillo Marina
  Suite 112
  San Pedro, CA 90731
Hughes Net Income Charitable Remainder              Common Stock         8,522,500(5)           2.55%
Unitrust..........................................
  c/o Anthony J. Bayne, Esq.
  2500 Via Cabrillo Marina
  Suite 300
  San Pedro, CA 90731
Jack M. Hall......................................  Common Stock           200,000(6)           0.66%
  2500 Via Cabrillo Marina
  Suite112
  San Pedro, CA 90731
Laurence B. Donoghue..............................  Common Stock            11,000(7)           0.03%
  2500 Via Cabrillo Marina
  Suite 300
  San Pedro, CA 90731
Shares of all directors, executive officers, and
key employees as a group (5 persons)..............  Common Stock        17,532,500              5.24%

--------
(1) Except as noted in footnote 4 below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him.
(2) Other than as set forth below, none of these security holders has the right to acquire any amount of common stock within 60 days from options, warrants, rights, conversion privilege, or similar obligations.
(3) The amount owned by this selling shareholder represents the combined holdings of Alliance Equities and Richard Epstein, who controls this firm. This amount includes the following: (a) a warrant for the purchase of 1,400,000 shares of common stock, currently exercisable at $1.00 per share through June 30, 2002; (b) a warrant for the purchase of 2,400,000 shares of common stock, currently exercisable at $0.40 per share through September 30, 2003; (c) a warrant for the purchase of 3,000,000 shares of common stock, currently exercisable at $0.25 per share through September 30, 2003; and (d) a debenture in the principal amount of $1,653,000, which represent 9,723,529 shares (currently convertible into shares of common stock at $0.17 per share through April 5, 2002). The remainder of the holdings consists of shares of common stock.
(4) 8,400,000 of this amount is owned by Electronic Transactions & Technologies. This ownership is attributed to Mr. Hughes by virtue of his 70% ownership of ET&T. In addition, 150,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 600,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.
(5) The creator of this trust is Thomas S. Hughes. Thomas S. Hughes is the trustee of the trust; Lawrence B. Donoghue, Esq. is the special trustee, and as such has the voting power and power over the disposition of the company's shares under this trust. In addition, Mr. Hughes is the lifetime net income beneficiary of this trust, and the remainder beneficiary is Philosopher Kings and Queens, a California nonprofit public benefit corporation (according to information provided by Mr. Hughes). According to information provided by Mr. Hughes, this trust is irrevocable.
(6) 100,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 400,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.
(7) 100,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 400,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.

                             ELECTION OF DIRECTORS

   The names, ages, and respective positions of the directors and executive officers of the Company are set forth below. The Company's Board of Directors is currently composed of three Members. The Company's Bylaws provide that Directors are to serve only until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Officers will hold their positions at the will of the Board of Directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs. There are no other promoters or control persons of the Company.

   Directors and Executive Officers.

      (a) Thomas S. Hughes, Chief Executive Officer/Director.

      Mr. Hughes, Age 54, has been President and a Director of the Company since March 1997. From 1993 to the present, he has also served as the President of Electronic Transactions & Technologies, a privately held Nevada corporation which developed terminals for wireless home and internet applications.

      (b) Jack M. Hall, Secretary/Director.

      Mr. Hall, age 73, is currently President of Hall Developments, a real estate development company he founded in 1991, which employs a staff of 10 people. Mr. Hall spends approximately 20 hours per week searching out strategic alliances for the Company. Mr. Hall joined the Company as Secretary and a Director in March 1997.

      (c) Laurence B. Donoghue, Director.

      Mr. Donoghue, age 56, is an attorney as well as a computer professional. He was awarded a Juris Doctor degree at George Washington University in Washington, D.C. in 1971. In December 1997, Mr. Donoghue founded and incorporated in Internet marketing consulting business call Adweb Communications. In July 1998, Mr. Donoghue also opened his own practice of law, founding the Law Offices Of Laurence B. Donoghue. Mr. Donoghue continues to operate both enterprises. From 1975 to 1998, Mr. Donoghue built a successful prosecuting career in the Los Angeles County District Attorney's Office as a Deputy District Attorney. From 1980 to 1998, he worked as an Adjunct Professor at Law at Trinity University School of Law. Mr. Donoghue was appointed to the Board of Directors effective on June 1, 2000.

Involvement in Certain Legal Proceedings.

   In a complaint filed on March 23, 2000 (Securities and Exchange Commission v. eConnect and Thomas S. Hughes, Civil Action No. CV 00 02959 AHM (C.D. Cal.)), the SEC alleged that since February 28, 2000, the Company issued false and misleading press releases claiming: (1) the Company and its joint venture partner had a unique licensing arrangement with PalmPilot; and (2) a subsidiary of the Company had a strategic alliance with a brokerage firm concerning a system that would permit cash transactions over the Internet. The complaint further alleges that the press releases, which were disseminated through a wire service as well as by postings on Internet bulletin boards, caused a dramatic rise in the price of the Company's stock from $1.39 on February 28 to a high of $21.88 on March 9, 2000, on heavy trading volume. The SEC suspended trading in the Company's common stock on the Over the Counter Bulletin Board on March 13 for a period of 10 trading days (trading resumed on the National Quotation Bureau's Pink Sheets on March 27, 2000). The complaint alleges that despite the trading suspension and the SEC's related investigation, the Company and Mr. Hughes continued to issue false and misleading statements concerning the Company's business opportunities. In addition to the interim relief granted, the Commission seeks a final judgment against the Company and Mr. Hughes enjoining them from future violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder (the anti-fraud provisions of that act) and assessing civil penalties against them.

   On March 24, 2000, a temporary restraining order was issued in the above-entitled action prohibiting the Company and Mr. Hughes, from committing violations of the antifraud provisions of the federal securities laws. The Company and Mr. Hughes consented to the temporary restraining order.

   On April 6, 2000, without admitting or denying the allegations contained in said complaint, the Company and Mr. Hughes entered into a settlement by consent that has resulted in the entry of permanent injunctive relief. The settlement agreement with the SEC was accepted and a judgment of permanent injunction was entered by the Court on April 7, 2000. The judgment that the Company and Mr. Hughes consented to prohibits the Company and Mr. Hughes from taking any action or making any statement, or failing to make any statement that would violate
Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. The court has yet to determine whether disgorgement, civil penalties or other relief should be assessed against the Company or Mr. Hughes.

Executive Compensation.

                          Summary Compensation Table.

                                                          Long-term compensation
                                                       -----------------------------
                               Annual Compensation            Awards         Payouts
-                           -------------------------- --------------------- -------
                                                       Restricted Securities
                                          Other annual   stock    underlying  LTIP    All other
      Name and              Salary  Bonus compensation  award(s)   options/  payouts compensation
 principal position    year  ($)     ($)      ($)         ($)      SARs (#)    ($)       ($)
 ------------------    ---- ------- ----- ------------ ---------- ---------- ------- ------------
Thomas S. Hughes,..... 2000 255,968   0           0    4,800,000   600,000      0         0
 Chief Executive Off.  1999  79,215   0           0            0         0      0         0
                       1998       0   0           0            0         0      0         0
Jack M. Hall,......... 2000       0   0      57,500       56,000   400,000      0         0
 Secretary             1999       0   0      21,000            0         0      0         0
                       1998       0   0           0            0         0      0         0
Lawrence B. Donoghue,. 2000       0   0           0      101,900   400,000      0         0
 Director(1)

--------
(1) Mr. Donoghue became a director of the company on May 23, 2000.

Certain Relationships and Related Transactions.

   Certain transactions that occurred between the Company and related parties are set forth below. With respect to each such transaction, the Company believes that the terms of each transaction were approximately as favorable to the Company as could have been obtained from an unrelated third party:

   (a) The company, ET&T and Mr. Hughes entered into a promissory note, dated December 1, 1999, to reflect the principal sum of $2,836,411 owed by the latter two to the company for various sums paid by the company to ET&T. As of December 31, 2000, this amount had increased to a total of $4,835,718 due to the following:

   . Interest on the principal amount of $193,886;

   . Additional stock issued to ET&T by the company in the amount of 3,000,000 shares ($843,900); and

   . A loan in the amount of $961,521 made by the company to ET&T.

   The total amount due has been fully reserved as an allowance for doubtful accounts and expensed as bad debt. This amount relates to a combination of approximately 21% cash and 79% common stock issuance to Thomas S. Hughes and ET&T during fiscal year 1999 and 2000.

   (b) On August 22, 2000, the company granted to Richard Epstein in repayment of previous sums loaned to the company in 2000 (totaling $1,336,366), as follows: (1) a warrant covering the purchase of 3,000,000 shares of common stock, exercisable at $0.25 from September 30, 2000 through September 30, 2003;
(2) a warrant covering the purchase of 2,400,000 shares of common stock, exercisable at $0.40 per share from September 30, 2000 through September 30, 2003; and (3) a warrant covering the purchase of 2,000,000 shares of common stock, exercisable at 50% below the closing bid price on the date of exercise from August 22, 2000 through December 31, 2001. All these warrants have been issued, and to date, the warrant to purchase 2,000,000 shares at 50% below the closing bid price has been exercised.

   In payment of the amount of $1,336,366, and a further amount of $316,634 loaned to the company in the first quarter of 2001, the company (in addition to the issuance of the warrants) issued a debenture in the principal amount of $1,653,000 (convertible at any time from issuance until April 5, 2002 into shares of common stock at $0.17 per share). Due to a decline in the market price of the shares of the Company, this agreement has been renegotiated. Atotal of 20 million shares will be issued to Epstein in full payment of the money owed by the Company pursuant to the debentures.

   (c) In January of 2000, the company entered into a Consulting Services Agreement with Mr. Epstein. Mr. Epstein has agreed to assist the company in developing a market for the usage of the eCash Pad for a period of three years in exchange for 15,000,000 shares of the company's common stock. The amount recorded as consulting expense totaled $983,475 for the year ended December 31, 2000. In January 2001, the company issued Mr. Epstein 15,000,000 shares of common stock in satisfaction of this agreement.

   (d) In February 2000, the company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to provide consulting services related to future mergers and acquisitions in behalf of the company for a period of 2 years in exchange for 300,000 shares of the company's common stock monthly. The company recorded consulting expenses of $3,996,630 for the year ended December 31, 2000. During fiscal year 2000, the company issued a total of 1,050,000 shares of its common stock in advance of such services having been rendered. Accordingly, the company has recorded a prepaid consulting services of $1,271,655 related to such advance issuances.

   (e) During 1999 and 2000, the company entered into several other consulting agreements with Mr. Epstein or Alliance Equities, Inc., a company controlled by him. Mr. Epstein and Alliance Equities were paid a total of 8,914,000 shares of common stock under these agreements during 2000.

   (f) In September 1999, the company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement") with Alpha Venture Capital, Inc. ("Alpha"). The Subscription Agreement entitles the company to draw funds up to $5,000,000 from issuance of its common stock for an amount equal to 80% of the market value at the time of each draw request, expiring September 2000, subject to certain terms and conditions. The Subscription Agreement required the company to deliver an aggregate of 1,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this agreement as a commitment fee. Furthermore, the company is required to deliver to Alpha up to a maximum of 500,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request.

   In October 2000, the company was granted a one year extension on its Subscription Agreement with one automatic six month extension and an overall increase in funds it may draw by an additional $5,000,000. Pursuant to the October 2000 extension, the company is required to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this extension. Furthermore, the company is required to deliver to Alpha up to a maximum of 1,571,428 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the company has drawn $7,773,000 of the available $10,000,000. During fiscal year 2000, Alpha exercised approximately 3,050,000 warrants of the total 5,071,000 granted related to the Subscription Agreement.

   (g) In December 2000, the company entered into an additional Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription
Agreement No. 2") with Alpha. The Subscription Agreement No. 2 entitles the company to draw funds up to $15,000,000 from issuance of its common stock for an amount equal to 82% of the market value for the five business days immediately following the draw request date, expiring December 2001 with one automatic twelve month extension if at least 20% of the subscription amount is drawn during the first six months as of the agreement date, subject to certain terms and conditions. The Subscription Agreement No. 2 requires the company to file a registration statement on Form SB-2 with the Securities and Exchange Commission for the registration of common stock for future issuance related to the Subscription Agreement No. 2. The Subscription Agreement No. 2 also requires the company to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to the lesser of 40% of the closing bid price of the company's common stock at the agreement date or 40% of the average five day closing bid price as of the date of the effectiveness the Registration Statement. Furthermore, the company is required to deliver to Alpha up to a maximum of 1,000,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the company has not drawn upon the Subscription Agreement No. 2. Furthermore, no warrants were exercised of the total 3,000,000 warrants granted related to the Subscription Agreement No. 2.

   (h) On March 5, 2001, the company entered into a Line of Credit agreement with Alliance Equities, Inc. Under this agreement, the company may access up to an amount that mutually agreed upon with a maximum of $400,000 per month at the rate of 12% per year APR. The maximum funding to be provided under this agreement is $7,000,000 from the date of signing through December 31,2002. At any time during this period, the company may deliver to Alliance an Advance Notice. Alliance can choose to be repaid either in cash or restricted shares of common stock of the company. As of July 16, 2001, the company has taken draws under this agreement totaling $1,250,000.

   (i) On June 16, 2001, the company entered into a purchase agreement with 3Pea Technologies, Inc., a company controlled by Mark Newcomer, the son-in-law of Thomas Hughes, president of the company. Under this agreement, the company agrees to purchase from 3Pea 60,000 PAYPADs. The PAYPAD is a USB hybrid card reading pad which will include, after full packaging by 3Pea, the following items: (1) a four-color printed box; (2) a user instruction manual running approximately seven pages; (3) a printed compact disk containing the necessary proprietary software drivers enabling the PAYPAD to communicate with the host computer; and (4) appropriate designations demonstrating classification approval by relevant licensing bodies, including the U.S. Federal Communications Commission and the Underwriters' Laboratory. This Agreement will expire by its own terms six months from its date of execution.

   (j) On July 18, 2001, the company entered into a common stock purchase agreement with Alpha Venture Capital, Inc Under this agreement, the company is able to draw funds, and the investor in turn purchases shares of common stock from the company. The company may exercise a put by the delivery of a put purchase notice to the investor. The number of shares that the investor will receive under each put will be determined by dividing the amount specified in the put purchase notice by the purchase price determined during the valuation period; provided, however, that the put purchase notice will be cancelled and the put will not be exercised if the market price is below the floor price, which is $0.02 per share. The "purchase price" under this agreement is 85% of the market price on the put date; the "valuation period" is the period of ten trading days commencing on the put date during which the purchase price of the common stock is determined. The amount for each put as designated by the Company in the applicable put purchase notices shall be not more than the maximum put amount, which is the lesser of

   . $200,000; or

   . 15% of the average daily trading volume (the dollar amount of the average daily trading volume of shares of common stock, calculated based upon the average bid price and average daily trading volume traded over the 10 trading days during the valuation period, not including trading days when the lowest intra-day bid price is lower than the floor price.

or, in combination with all the other puts exercised under the agreement, not more than the commitment amount (which is $20,000,000).

Committees of the Board of Directors.

   The Company does not currently have standing audit, nominating, or compensation committees. Meetings of the Board of Directors. During the last fiscal year (ended on December 31, 2000), the total number of meetings of the Board of Directors which were held was 24. None of the incumbent directors of the Company attended less than 75 percent of the total meetings.

                        INDEPENDENT PUBLIC ACCOUNTANTS

Ratification of Accountants.

   L.L. Bradford & Company, LLC of Las Vegas, Nevada issued the report for the Company's audited financial statements for the fiscal year ended December 31, 2000. The Board of Directors has approved by resolution a proposal to retain L.L. Bradford & Company, LLC for the fiscal year that commenced on January 1, 2001. The Board of Directors of the Company recommends a vote FOR the retention of L.L. Bradford & Company, LLC for the current fiscal year.

   Representatives of L.L. Bradford & Company, LLC are not expected to be present at the Annual Meeting and will not be available for respond to questions.

                        FINANCIAL AND OTHER INFORMATION

   The Form 10-KSB for the fiscal year ended December 31, 2000 and the Form 10-QSB for the quarter ended on September 30, 2001 are incorporated by reference to this Proxy Statement and will be delivered to security holders of the Company upon written request.

                                OTHER BUSINESS

   As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed forms returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

   The information incorporated by reference to this Proxy Statement is the Form 10-KSB for the fiscal year ended December 31, 2000, and the Form 10-QSB for the quarter ended September 30, 2001.

                                          By order of the Board of Directors

                                          Jack M. Hall
                                          Corporate Secretary

December 3, 2001
eCONNECT PROXY CARD

1. Election of Directors (circle one): [_] FOR all nominees listed below [_] WITHHOLD AUTHORITY to vote for all nominees listed below

      Thomas S. Hughes                          Jack M. Hall                    Laurence B. Donoghue

2. To approve the selection of I.L. Bradford & Company, LLC as the Company's Independent Accounting Firm for the
   current fiscal Year (circle one).

[_] FOR                            [_] AGAINST                            [_] ABSTAIN

   This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of eConnect to be held on December 28, 2001, the Proxy Statement of such meeting, the Form 10-KSB for the fiscal year ended December 31, 2000, and the Form 10-QSB for the quarter ended September 30, 2001.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (Continued from other side)

                                     PROXY

                                   eConnect
          Annual Meeting of Shareholders To Be Held December 28, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Thomas S. Hughes, Jack M. Hall and Laurence B. Donoghue, or any of them, as proxies of the undersigned, with full power of substitution, and hereby authorized them to represent and to vote at the Annual Meeting of Shareholders of eConnect, a Nevada corporation (sometimes hereafter referred to as the "Company") to be held on Friday, December 28, 2001, as designated below, all of the common stock of eConnect held of record by the undersigned on November 1, 2001, at the San Pedro Hilton Hotel, located at 2800 Via Cabrillo Marina, San Pedro, California 90731, for matters that properly may come before the meeting or any adjournment thereof.

                                          Dated:                       , 2001

                                          _____________________________________
                                                 (Signature of Shareholder)

                                          Note: Please sign exactly as name
                                          appears on stock certificate (as
                                          indicated on reverse side). All joint
                                          owners should sign. When signing as
                                          personal representative, executor,
                                          administrator, attorney, trustee or
                                          guardian, please give full title as
                                          such. If a corporation, please sign
                                          in full corporation name by President
                                          or other authorized person. If a
                                          partnership, please sign in
                                          partnership name by a partner.

              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.